New York Mortgage Trust Reports
Second Quarter 2017 Results

NEW YORK, NY - August 3, 2017 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2017.

Summary of Second Quarter 2017:

•	Net income attributable to common stockholders of $11.1 million, or $0.10 per share, and comprehensive income to common stockholders of $14.9 million, or $0.13 per share.

•	Net interest income of $15.7 million and portfolio net interest margin of 312 basis points.

•	Book value per common share of $6.02 at June 30, 2017, delivering an economic return of 2.3% for the quarter and an annualized economic return of 9.5% for the six months ended June 30, 2017.

•	Declared second quarter dividend of $0.20 per common share that was paid on July 25, 2017.

Management Overview

Steven Mumma, NYMT's Chairman and Chief Executive Officer, commented: “The Company delivered a 2.3% economic return for the second quarter and a 9.5% annualized economic return for the first six months of the year. The Company had GAAP earnings of $0.10 per share and comprehensive earnings of $0.13 per share for the second quarter. The Company’s net interest margin improved to 312 basis points from 270 basis points in the first quarter, largely due to improved net margin in our distressed residential loan portfolio and increased average interest earning assets in our CMBS multifamily portfolio.
The credit markets continued to improve in the second quarter with spreads in many markets tightening to levels not seen in many years.  This has benefited our current residential and multi-family portfolios, both in our securities investments as well as our direct lending.  We expect to profitably exit several multi-family JV equity investments that were made over the last two years in the third quarter.  We will continue to participate in the Freddie Mac K Series multi-family program and expect an additional opportunity to invest in a first loss security in 2017.   Our portfolio margin will benefit in the third quarter from the $26.3 million preferred equity investment we closed in July. This investment has an expected return of over 12%.  While the consummation of these types of credit investments continue to involve significant lead times, they remain an attractive use of capital that we will continue to pursue with vigor.
While competition for certain credit assets continues to be crowded, our diverse portfolio investment strategy allows us to seek other attractive opportunities and monetize previous investment decisions. Given the prevailing market conditions for the sourcing of new investments in credit assets, we will also consider new investments in non-credit assets that we believe will compensate us appropriately for the risks associated with them. We believe that our portfolio is well-positioned to adapt to changing market and economic conditions.”

Capital Allocation

The following tables set forth our allocated capital by investment type at June 30, 2017, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our interest earning assets (by investment type) for the three months ended June 30, 2017 (dollar amounts in thousands):

Capital Allocation at June 30, 2017:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential (2)	Other (3)	Total
Carrying Value	$397,213	$52,224	$749,643	$568,273	$133,488	$1,900,841
Liabilities
Callable	(346,318)	(30,083)	(218,588)	(225,827)	(10,395)	(831,211)
Non-Callable	—	—	(28,735)	(81,237)	(127,313)	(237,285)
Convertible	—	—	—	—	(127,799)	(127,799)
Hedges (Net) (4)	2,595	6,185	—	—	—	8,780
Cash (5)	3,984	23,167	5,133	6,740	66,332	105,356
Goodwill	—	—	—	—	25,222	25,222
Other	(8)	4,917	615	19,086	(25,071)	(461)
Net Capital Allocated	$57,466	$56,410	$508,068	$287,035	$(65,536)	$843,443
% of Capital Allocated	6.8%	6.7%	60.3%	34.0%	(7.8)%	100.0%

Net Interest Income- Three Months Ended June 30, 2017:
Interest Income	$1,726	$278	$14,687	$9,192	$1,225	$27,108
Interest Expense	(1,088)	(176)	(2,657)	(3,826)	(3,653)	(11,400)
Net Interest Income	$638	$102	$12,030	$5,366	$(2,428)	$15,708

Portfolio Net Interest Margin - Three Months Ended June 30, 2017
Average Interest Earning Assets (6)	$418,998	$66,196	$529,285	$621,936	$123,711	$1,760,126
Weighted Average Yield on Interest Earning Assets (7)	1.65%	1.68%	11.10%	5.91%	3.96%	6.16%
Less: Average Cost of Funds (8)	(1.22)%	(2.10)%	(4.28)%	(4.29)%	(2.13)%	(3.04)%
Portfolio Net Interest Margin (9)	0.43%	(0.42)%	6.82%	1.62%	1.83%	3.12%

(1)
The Company through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(2)	Includes $429.8 million of distressed residential mortgage loans and $128.9 million of Non-Agency RMBS.

(3)
Includes our residential mortgage loans held in securitization trusts amounting to $85.9 million, investments in unconsolidated entities amounting to $10.8 million and mortgage loans held for sale and mortgage loans held for investment totaling $35.6 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets. Non-callable liabilities consist of $45.0 million in subordinated debentures and $82.3 million in residential collateralized debt obligations.

(4)	Includes derivative assets, derivative liabilities, payable for securities purchased related to our TBAs and restricted cash posted as margin.

(5)
Includes $18.8 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes and $6.7 million in deposits held in our distressed residential securitization trusts to be used to pay down outstanding debt. These deposits are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost of the interest earning assets in our investment portfolio.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.6 million and $2.6 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps and amortization of premium on our swaptions.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency ARMs	Agency Fixed-Rate RMBS	Agency IOs	Residential Securitizations	Total Weighted Average
June 30, 2017	16.5%	9.6%	17.5%	16.8%	14.7%
March 31, 2017	8.3%	10.6%	15.9%	5.1%	12.6%
December 31, 2016	21.7%	12.3%	19.4%	11.1%	16.9%
September 30, 2016	20.7%	10.0%	18.2%	15.9%	16.1%
June 30, 2016	17.6%	10.2%	15.6%	17.8%	14.6%
March 31, 2016	13.5%	7.9%	14.7%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	11.1%	13.3%

Second Quarter Earnings Summary

For the quarter ended June 30, 2017, we reported net income attributable to common stockholders of $11.1 million as compared to $16.0 million in the quarter ended March 31, 2017. The $4.9 million decrease is primarily due to lower gains from decreased sales activity in our distressed residential loan portfolio partially offset by increased net interest margin and recovery of incentive fees.

We generated net interest income of $15.7 million and a portfolio net interest margin of 312 basis points for the quarter ended June 30, 2017 as compared to net interest income of $13.9 million and a portfolio net interest margin of 270 basis points for the quarter ended March 31, 2017. The increase in net interest income of $1.8 million and improved net margin of 42 basis points was primarily driven by:

•
An increase in net interest income of $1.3 million from our multi-family portfolio due to an increase in average interest earning multi-family CMBS assets resulting from purchases at the end of the first quarter that were held for the entirety of the second quarter.

•	An increase in net interest income of approximately $1.4 million from our distressed residential portfolio due to an increase in asset yields in the second quarter.

•
A decrease in net interest income of $0.4 million from our Agency IO portfolio in the second quarter primarily related to lower asset yields resulting from increased prepayment rates and higher financing costs in the second quarter.

For the quarter ended June 30, 2017, we recognized other income of $8.2 million as compared to other income of $16.7 million in the quarter ended March 31, 2017. The decrease in other income of $8.5 million is primarily driven by:

•	A decrease in realized gains on distressed residential mortgage loans of $9.6 million resulting from decreased sales activity.

•	A decrease in net unrealized gains on investment securities and related hedges of $2.6 million primarily related to a decrease in pricing on our Agency IO portfolio.

•
An increase in realized gain on investment securities and related hedges of $2.3 million primarily due to increases in net gains recognized on investment securities and related hedges in the Agency IO portfolio partially offset by a decrease in realized gains on CMBS.

•
An increase in income from operating real estate and real estate held for sale in consolidated variable interest entities of $2.3 million during the second quarter related to the consolidation in accordance with GAAP of two multi-family apartment properties in which the Company has preferred equity investments.

•	A decrease in other income of $0.6 million primarily due to a decrease in income on our investments in unconsolidated entities.

The following table details the general and administrative expenses incurred during the second quarter of 2017 and the first quarter of 2017 (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	June 30, 2017	March 31, 2017
Salaries, benefits and directors’ compensation	$2,920	$2,835
Base management and incentive fees	(109)	3,078
Other general and administrative expenses	2,145	2,052
Total general and administrative expenses	$4,956	$7,965

Total general and administrative expenses for the second quarter of 2017 were approximately $5.0 million as compared to total general and administrative expenses of approximately $8.0 million for the first quarter of 2017. The decrease in general and administrative expenses of $3.0 million can be primarily attributed to the recovery of incentive fee expense on our distressed residential loan strategy due to lower gains from decreased sales activity during the second quarter of 2017 as compared to the first quarter of 2017.

The following table details the operating expenses related to our distressed residential mortgage loans and the consolidated multi-family apartment properties during the second quarter of 2017 and the first quarter of 2017 (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	June 30, 2017	March 31, 2017
Expenses on distressed residential mortgage loans	$2,218	$2,239
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	4,415	—
Total operating expenses	$6,633	$2,239

Total operating expenses for the second quarter of 2017 were $6.6 million as compared to $2.2 million for the first quarter of 2017. The increase in total operating expenses of $4.4 million is primarily attributable to recognition of expenses related to consolidated multi-family apartment properties beginning in the second quarter of 2017.

The results of operations applicable to the consolidated multi-family apartment properties included in the Company's condensed consolidated statements of operations for the three months ended June 30, 2017 are as follows (dollar amounts in thousands):

Three Months Ended June 30, 2017
Income from operating real estate and real estate held for sale in consolidated variable interest entities	$2,316
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	4,415
Net loss from operating real estate and real estate held for sale in consolidated variable interest entities	(2,099)
Net loss from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	2,486
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$387

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended June 30, 2017 (amounts in thousands, except per share):

	Quarter Ended June 30, 2017
	Amount	Shares	Per Share(1)
Beginning Balance	$680,197	111,843	$6.08
Common stock issuance, net	653	48
Balance after share issuance activity	680,850	111,891	6.08
Dividends declared	(22,378)		(0.20)
Net change in accumulated other comprehensive income:
Hedges	(72)		—
Investment securities	3,870		0.04
Net income attributable to Company's common stockholders	11,111		0.10
Ending Balance	$673,381	111,891	$6.02

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of June 30, 2017 of 111,891,130.

Conference Call

On Friday, August 4, 2017 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2017. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, August 11, 2017 and can be accessed by dialing (855) 859-2056 and entering passcode 56892917. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2017 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which is expected to be filed with the Securities and Exchange Commission on or about August 9, 2017. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments, other commercial and residential real estate-related investments and Non-Agency RMBS. The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans including re-performing and non-performing loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to six separate Freddie Mac-sponsored multi-family loan K-Series securitizations in which the Company owns certain securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of June 30, 2017 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$8,468,104
Multi-family CDOs, at fair value	(8,069,938)
Net carrying value	398,166
Investment securities available for sale, at fair value	161,429
Total CMBS, at fair value	559,595
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	162,212
Real estate under development (1)	19,972
Operating real estate held in consolidated variable interest entities, net	28,907
Real estate held for sale in consolidated variable interest entities	34,806
Mortgages and notes payable in consolidated variable interest entities	(55,849)
Financing arrangements, portfolio investments	(218,588)
Securitized debt	(28,735)
Cash and other	5,748
Net Capital in Multi-Family	$508,068

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our condensed consolidated financial statements for the three months ended June 30, 2017 is set forth below (dollar amounts in thousands):

Three Months Ended June 30, 2017
Interest income, multi-family loans held in securitization trusts	$75,752
Interest income, investment securities, available for sale (1)	2,716
Interest income, mezzanine loan and preferred equity investments (1)	3,092
Interest expense, multi-family collateralized debt obligation	66,873
Interest income, Multi-Family, net	14,687
Interest expense, investment securities, available for sale	1,954
Interest expense, securitized debt	703
Net interest income, Multi-Family	$12,030

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $45,400 and $43,897 held in securitization trusts as of June 30, 2017 and December 31, 2016, respectively, and pledged securities of $550,856 and $690,592, as of June 30, 2017 and December 31, 2016, respectively)	$740,903	$818,976
Residential mortgage loans held in securitization trusts, net	85,911	95,144
Distressed residential mortgage loans, net (including $152,621 and $195,347 held in securitization trusts as of June 30, 2017 and December 31, 2016, respectively)	429,792	503,094
Multi-family loans held in securitization trusts, at fair value	8,468,104	6,939,844
Derivative assets	172,642	150,296
Receivable for securities sold	5,976	—
Cash and cash equivalents	75,391	83,554
Investment in unconsolidated entities	72,817	79,259
Mezzanine loan and preferred equity investments	100,207	100,150
Operating real estate held in consolidated variable interest entities, net	28,907	—
Real estate held for sale in consolidated variable interest entities	34,806	—
Goodwill	25,222	25,222
Receivables and other assets	165,896	156,092
Total Assets (1)	$10,406,574	$8,951,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$656,350	$773,142
Financing arrangements, residential mortgage loans	174,861	192,419
Residential collateralized debt obligations	82,313	91,663
Multi-family collateralized debt obligations, at fair value	8,069,938	6,624,896
Securitized debt	109,972	158,867
Mortgages and notes payable in consolidated variable interest entities	55,849	1,588
Derivative liabilities	310	498
Payable for securities purchased	172,557	148,015
Accrued expenses and other liabilities	68,182	64,381
Subordinated debentures	45,000	45,000
Convertible notes	127,799	—
Total liabilities (1)	9,563,131	8,100,469
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 111,891,130 and 111,474,521 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	1,119	1,115
Additional paid-in capital	749,862	748,599
Accumulated other comprehensive income	8,358	1,639
Accumulated deficit	(80,217)	(62,537)
Company's stockholders' equity	838,381	848,075
Non-controlling interest in consolidated variable interest entities	5,062	3,087
Total equity	843,443	851,162
Total Liabilities and Stockholders' Equity	$10,406,574	$8,951,631

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2017 and December 31, 2016, assets of consolidated VIEs totaled $8,880,785 and $7,330,872, respectively, and the liabilities of consolidated VIEs totaled $8,349,762 and $6,902,536, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
INTEREST INCOME:
Investment securities and other	$10,199	$8,591	$20,000	$17,025
Multi-family loans held in securitization trusts	75,752	61,769	137,056	125,301
Residential mortgage loans held in securitization trusts	1,365	921	2,607	1,757
Distressed residential mortgage loans	6,665	8,485	12,703	17,309
Total interest income	93,981	79,766	172,366	161,392

INTEREST EXPENSE:
Investment securities and other	5,805	3,962	11,374	7,811
Convertible notes	2,615	—	4,590	—
Multi-family collateralized debt obligations	66,873	55,224	120,805	112,424
Residential collateralized debt obligations	239	312	575	615
Securitized debt	2,171	3,096	4,286	5,227
Subordinated debentures	570	508	1,110	1,009
Total interest expense	78,273	63,102	142,740	127,086

NET INTEREST INCOME	15,708	16,664	29,626	34,306

OTHER INCOME (LOSS):
(Provision for) recovery of loan losses	(300)	42	(112)	688
Realized gain (loss) on investment securities and related hedges, net	1,114	1,761	(109)	3,027
Realized gain on distressed residential mortgage loans, net	2,364	26	14,335	5,574
Unrealized (loss) gain on investment securities and related hedges, net	(1,051)	(667)	495	(3,159)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	1,447	784	2,831	1,602
Income from operating real estate and real estate held for sale in consolidated variable interest entities	2,316	—	2,316	—
Other income	2,282	8,125	5,121	11,198
Total other income	8,172	10,071	24,877	18,930

Base management and incentive fees	(109)	2,979	2,969	6,504
Expenses related to distressed residential mortgage loans	2,218	2,740	4,457	5,934
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	4,415	—	4,415	—
Other general and administrative expenses	5,065	4,217	9,952	6,857
Total general, administrative and operating expenses	11,589	9,936	21,793	19,295

INCOME FROM OPERATIONS BEFORE INCOME TAXES	12,291	16,799	32,710	33,941
Income tax expense	442	2,366	1,680	2,557
NET INCOME	11,849	14,433	31,030	31,384
Net loss attributable to non-controlling interest in consolidated variable interest entities	2,487	2	2,487	2
NET INCOME ATTRIBUTABLE TO COMPANY	14,336	14,435	33,517	31,386
Preferred stock dividends	(3,225)	(3,225)	(6,450)	(6,450)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$11,111	$11,210	$27,067	$24,936

Basic earnings per common share	$0.10	$0.10	$0.24	$0.23
Diluted earnings per common share	$0.10	$0.10	$0.24	$0.23
Weighted average shares outstanding-basic	111,863	109,489	111,792	109,445
Weighted average shares outstanding-diluted	111,863	109,489	111,792	109,445

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net interest income	$15,708	$13,918	$14,814	$15,518	$16,664
Total other income	8,172	16,705	5,675	16,632	10,071
Total general, administrative and operating expenses	11,589	10,204	7,220	8,705	9,936
Income from operations before income taxes	12,291	20,419	13,269	23,445	16,799
Income tax expense	442	1,237	375	163	2,366
Net income	11,849	19,182	12,894	23,282	14,433
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	2,487	—	3	(14)	2
Net income attributable to Company	14,336	19,182	12,897	23,268	14,435
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	11,111	15,957	9,672	20,043	11,210
Basic earnings per common share	$0.10	$0.14	$0.09	$0.18	$0.10
Diluted earnings per common share	$0.10	$0.14	$0.09	$0.18	$0.10
Weighted average shares outstanding - basic	111,863	111,721	109,911	109,569	109,489
Weighted average shares outstanding - diluted	111,863	126,602	109,911	109,569	109,489

Book value per common share	$6.02	$6.08	$6.13	$6.34	$6.38
Dividends declared per common share	$0.20	$0.20	$0.24	$0.24	$0.24
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.4921875	$0.4921875	$0.4921875

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential	Other	Total
At June 30, 2017
Carrying value	$397,213	$52,224	$749,643	$568,273	$133,488	$1,900,841
Net capital allocated	$57,466	$56,410	$508,068	$287,035	$(65,536)	$843,443
Three Months Ended June 30, 2017
Average interest earning assets	$418,998	$66,196	$529,285	$621,936	$123,711	$1,760,126
Weighted average yield on interest earning assets	1.65%	1.68%	11.10%	5.91%	3.96%	6.16%
Less: Average cost of funds	(1.22)%	(2.10)%	(4.28)%	(4.29)%	(2.13)%	(3.04)%
Portfolio net interest margin	0.43%	(0.42)%	6.82%	1.62%	1.83%	3.12%

At March 31, 2017
Carrying value	$420,124	$61,836	$733,383	$645,455	$132,266	$1,993,064
Net capital allocated	$68,156	$68,135	$501,133	$282,487	$(67,165)	$852,746
Three Months Ended March 31, 2017
Average interest earning assets	$441,013	$88,472	$457,943	$661,738	$120,372	$1,769,538
Weighted average yield on interest earning assets	1.72%	3.24%	11.31%	4.69%	3.73%	5.53%
Less: Average cost of funds	(1.16)%	(1.77)%	(4.55)%	(3.71)%	(2.81)%	(2.83)%
Portfolio net interest margin	0.56%	1.47%	6.76%	0.98%	0.92%	2.70%

At December 31, 2016
Carrying value	$441,472	$87,778	$628,522	$671,272	$127,359	$1,956,403
Net capital allocated	$59,846	$76,880	$394,401	$257,903	$62,132	$851,162
Three Months Ended December 31, 2016
Average interest earning assets	$462,229	$100,573	$377,751	$673,639	$121,761	$1,735,953
Weighted average yield on interest earning assets	1.36%	0.49%	12.36%	5.48%	3.37%	5.44%
Less: Average cost of funds	(1.22)%	(1.70)%	(5.54)%	(3.64)%	(2.48)%	(2.81)%
Portfolio net interest margin	0.14%	(1.21)%	6.82%	1.84%	0.89%	2.63%

At September 30, 2016
Carrying value	$479,359	$86,343	$561,207	$679,873	$126,841	$1,933,623
Net capital allocated	$59,482	$87,845	$413,943	$258,659	$43,151	$863,080
Three Months Ended September 30, 2016
Average interest earning assets	$491,843	$118,945	$341,637	$686,122	$122,825	$1,761,372
Weighted average yield on interest earning assets	1.55%	4.11%	12.55%	5.48%	3.01%	5.49%
Less: Average cost of funds	(0.58)%	(3.98)%	(6.55)%	(3.45)%	(2.39)	(2.67)%
Portfolio net interest margin	0.97%	0.13%	6.00%	2.03%	0.62%	2.82%

At June 30, 2016
Carrying value	$507,294	$114,007	$519,341	$655,968	$130,188	$1,926,798
Net capital allocated	$69,961	$92,471	$431,084	$256,619	$16,908	$867,043
Three Months Ended June 30, 2016
Average interest earning assets	$522,651	$132,453	$315,531	$595,455	$125,454	$1,691,544
Weighted average yield on interest earning assets	1.62%	8.18%	12.35%	6.11%	2.79%	5.80%
Less: Average cost of funds	(0.71)%	(2.51)%	(6.73)%	(3.90)%	(2.24)	(2.59)%
Portfolio net interest margin	0.91%	5.67%	5.62%	2.21%	0.55%	3.21%